Fourth Quarter 2023 Results February 8, 2024

2 Non-GAAP financial measures and forward-looking statements Non-GAAP financial measures We provide reconciliations of the non-GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this presentation. The non-GAAP financial measures in this presentation include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”); free cash flow and free cash flow as a percentage of adjusted EBITDA (“free cash flow conversion”); adjusted free cash flow and adjusted free cash flow as a percentage of adjusted EBITDA (“adjusted free cash flow conversion”); net debt, gross leverage and net leverage; and adjusted net income and adjusted diluted earnings per share (“adjusted diluted EPS”). We believe that these adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not reflect, or are unrelated to, RXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non- GAAP financial measures should only be used as supplemental measures of our operating performance. Adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted diluted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating RXO’s ongoing performance. We believe that adjusted EBITDA and adjusted EBITDA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments that management has determined do not reflect our core operating activities and thereby assist investors with assessing trends in our underlying business. We believe that adjusted net income and adjusted diluted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs that management has determined do not reflect our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables, and thereby may assist investors with comparisons to prior periods and assessing trends in our underlying business. We believe that free cash flow, free cash flow conversion, adjusted free cash flow and adjusted free cash flow conversion are important measures of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value, and may assist investors with assessing trends in our underlying business. We calculate free cash flow as net cash provided by operating activities less payment for purchases of property and equipment plus proceeds from sale of property and equipment. We define adjusted free cash flow as free cash flow less cash paid for transaction, integration, restructuring and other costs. We believe that net debt, gross leverage and net leverage are important measures of our overall liquidity position. Net debt is calculated by removing cash and cash equivalents from the principal balance of our total debt. Gross leverage is calculated as the principal balance of our total debt as a ratio of trailing twelve months adjusted EBITDA. Net leverage is calculated as net debt as a ratio of trailing twelve months adjusted EBITDA. With respect to our financial outlook for the first quarter of 2024 adjusted EBITDA, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non-GAAP measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income and statement of cash flows prepared in accordance with GAAP that would be required to produce such a reconciliation. Forward-looking statements This presentation includes forward-looking statements, including statements relating to our outlook and financial year 2024 assumptions. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan,“ "predict," "should," "will," "expect," "project," "forecast," "goal," "outlook," "target,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: competition and pricing pressures; economic conditions generally; the severity, magnitude, duration and aftereffects of the COVID-19 pandemic and government responses to the COVID-19 pandemic; fluctuations in fuel prices; increased carrier prices; severe weather, natural disasters, terrorist attacks or similar incidents that cause material disruptions to our operations or the operations of the third-party carriers and independent contractors with which we contract; our dependence on third-party carriers and independent contractors; labor disputes or organizing efforts affecting our workforce and those of our third-party carriers; legal and regulatory challenges to the status of the third-party carriers with which we contract, and their delivery workers, as independent contractors, rather than employees; litigation that may adversely affect our business or reputation; increasingly stringent laws protecting the environment, including transitional risks relating to climate change, that impact our third-party carriers; governmental regulation and political conditions; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of potential cyber-attacks and information technology or data security breaches; issues related to our intellectual property rights; our ability to access the capital markets and generate sufficient cash flow to satisfy our debt obligations; our ability to attract and retain qualified personnel; our ability to successfully implement our cost and revenue initiatives and other strategies; our ability to successfully manage our growth; our reliance on certain large customers for a significant portion of our revenue; damage to our reputation through unfavorable publicity; our failure to meet performance levels required by our contracts with our customers; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; a determination by the IRS that the distribution or certain related separation transactions should be treated as taxable transactions; and the impact of the separation on our businesses, operations and results. All forward-looking statements set forth in this presentation are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this presentation speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

3 Q4 2023 highlights 1 Solid execution in a prolonged soft freight market 2 Brokerage gaining profitable share with support from complementary services 3 Continued sales and pipeline momentum 4 Strategic technology and growth investments 5 Market conditions impacting brokerage gross profit per load

4 Fourth-quarter financial and operating results Solid execution in a prolonged soft freight market RXO’s brokerage business continues to outperform and gain profitable market share Adjusted EBITDA and margin %1 Brokerage y/y volume growth $218M $176M $0 $50 $100 $150 $200 $250 $300 Q4 22 Q4 23 18.0% 19.5% Gross margin $ and % (1) See the “Non-GAAP financial measures” section. $64M $31M 540.00% 545.00% 550.00% 555.00% 560.00% 565.00% 570.00% 575.00% 580.00% 585.00% 590.00% $0 $20 $40 $60 $80 $100 $120 $140 Q4 22 Q4 23 3.2% 5.7%

Diversified business; brokerage market share gains with strong margins

Brokerage

- Volume growth of 15% y/y
  - Full-truckload volume growth of 11% y/y
  - LTL volume growth of 45% y/y
- Sales pipeline +24% y/y, +90% on 2-year stack
- Strong profitability, gross margin of 14.8%

Complementary services

- Gross margin 20.9%, +40bps y/y
- Managed Trans. y/y synergy volumes up strongly
  - Secured key wins that will be onboarded in 2024
- Last Mile Q4 EBITDA up y/y
  - Successfully grew FY2023 Last Mile EBITDA y/y

Revenue by service offering



5%
10%
25%
60%
Truck Brokerage
Last Mile
Managed Transportation
Freight Forwarding

Note: Excludes impact of eliminations.
Numbers may not add up to 100% due to rounding.

RXO

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6 RXO brokerage continues to invest in the future Growth and productivity investments (1) Brokerage headcount defined as customer and carrier representatives. • Expanded offices in strategic locations ‒ Plano, Texas and Dublin, Ohio • Continue to invest in other modes of transportation ‒ Significant momentum in LTL ‒ Added increased automation capabilities for LTL order creation • Remain staffed for growth while driving productivity gains ‒ 2023 loads per head per day increased by over 15%1 • Multiple technology enhancements to the RXO platform ‒ Tracking capabilities for cross-border freight ‒ Generative AI capabilities, including tools for sales enablement ‒ Increased fraud protection measures 97% Q4 loads created or covered digitally 76% 7-day carrier retention

7 Q4 2023 adjusted EPS bridge Earnings per share Q4-23 Q4-22 GAAP Diluted EPS $0.02 $(0.03) Amortization of intangible assets 0.03 0.04 Transaction, integration, restructuring and other costs 0.03 0.37 Income tax associated with adjustments above1 (0.02) (0.10) Adjusted Diluted EPS2 $ 0.06 $ 0.28 RXO reported Q4 2023 adjusted diluted EPS of $0.06 (1) The tax impact of non-GAAP adjustments represents the tax benefit (expense) calculated using the applicable statutory tax rate that would have been incurred had these adjustments been excluded from net income (loss). Our estimated tax rate on non-GAAP adjustments may differ from our GAAP tax rate due to differences in the methodologies applied. (2) See the “Non-GAAP financial measures” section.

8 Trailing six-month cash walks Note: In millions. (1) Adjusted EBITDA and Adjusted FCF are non-GAAP financial measures. (2) Adjusted EBITDA excludes certain NEO spin-related stock-based compensation. Adj. free cash flow impacted by lower levels of profitability at this stage of the freight cycle Adjusted free cash flow Cash balance1

9 Q4 capital structure snapshot Capital structure (millions) Q4 2023 Notes due 2027 $ 355 Revolver 5 Finance leases, asset financing & other 7 Total debt, principal balance $ 367 Less: Cash 5 Net debt1 $ 362 Committed liquidity (millions) Q4 2023 Cash $ 5 Revolver 595 Total capacity $ 600 (1) See the “Non-GAAP financial measures” section. (2) See appendix for calculations of gross and net leverage. • RXO continues to have a strong liquidity position – Total committed liquidity of $600M at the end of Q4 • LTM leverage increased as RXO lapped 2022 adjusted EBITDA, the peak of the prior freight cycle 2.5x 2.5x Leverage1,2

10 Historical y/y brokerage revenue per load and gross margin trends 7% -7% -14% -16% -13% -10% -8% 21% 41% 49% 45% 18% 11% 12% 7% -10% -23% -32% -33% -26% -20% Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Rev / LD (% y/y) Brokerage GM % Consistently strong brokerage gross margin across freight cycles • Q4 y/y revenue per load decline moderated ~600 basis points when compared to Q3 • Revenue per load declined low-teens % y/y in Q4 when adjusted for length of haul, mix and changes in fuel prices – Low-teens y/y decline improved vs. last quarter and in-line with market – Length of haul and mix shift were headwinds to Q4 revenue per load 2019 20202018 2021 2022 2023

11 Q4 monthly brokerage gross margin trends Brokerage Q4 monthly gross margin impacted by limited peak opportunities, seasonal capacity reductions and inclement weather as the quarter progressed • Freight market weakness continued throughout Q4 ‒ National load-to-truck ratio averaged ~2:1 during the quarter ‒ Tender rejection rates were relatively unchanged ‒ Special projects wound down into November and December ‒ Muted holiday peak season • Market conditions limit ability to bring down buy-side ‒ Saw typical seasonal capacity reduction at the end of Q4, impacting ability to reduce cost of purchased transportation ‒ Amplified by inclement weather in certain regions ‒ Load-to-truck ratio moved above 3:1 at the end of December and sustained its move higher throughout January

12 Historical volume and gross profit per load trends RXO’s brokerage gross profit per load increased sequentially in Q4 with significant volume growth

Outlook commentary and FY 2024 assumptions

Outlook commentary

- Q1 2024 year-over-year brokerage volume growth
- Q1 2024 brokerage gross margin: 12%-14%
- Q1 2024 companywide adjusted EBITDA[1]: $12M-$18M

FY 2024 modeling assumptions

- Capital expenditures: $40-$50M
- Depreciation: $56-$58M
- Amortization of intangibles: ~$12M
- Stock-based compensation: $24-$26M
- Restructuring + transaction & integration expenses: $20-$25M
- Net interest expense: $31-$33M
- Adjusted effective tax rate: ~30%
- Diluted weighted-average shares outstanding: ~120 million[2]

RXO

(1) See the "Non-GAAP financial measures" section.
(2) Does not assume any reduction in share count associated with RXO's stock repurchase program.

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14 Key investment highlights 1 Large addressable market with secular tailwinds 2 Track record of above-market growth and high profitability 3 Proprietary technology drives productivity, volume and margin expansion 4 Long-term relationships with blue-chip customers 5 Market-leading platform with complementary transportation solutions 6 Tiered approach to sales drives multi-faceted growth opportunities 7 Diverse exposure across attractive end markets 8 Experienced and proven leadership team

15 Appendix

16 Financial reconciliations (1) See the “Non-GAAP financial measures” section. (2) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue. (3) Trailing six months ended December 31, 2023 is calculated as the twelve months ended December 31, 2023 less the six months ended June 30, 2023. Reconciliation of net income (loss) to adjusted EBITDA and adjusted EBITDA margin Six Months Ended December 31, Six Months Ended June 30, (Dollars in millions) 2023 2022 2023 2022 2023 3 2023 Net income (loss) 2$ (4)$ 4$ 92$ 1$ 3$ Interest expense, net 8 5 32 4 16 16 Income tax provision (benefit) 2 (2) - 27 - - Depreciation and amortization expense 15 21 67 86 31 36 Transaction and integration costs - 40 12 84 2 10 Restructuring and other costs 4 4 17 13 7 10 Adjusted EBITDA 1 31$ 64$ 132$ 306$ 57$ 75$ Revenue 978$ 1,120$ 3,927$ 4,796$ 1,954 1,973 Adjusted EBITDA margin 1, 2 3.2% 5.7% 3.4% 6.4% 2.9% 3.8% Three Months Ended December 31, Years Ended December 31,

17 Financial reconciliations (cont.) (1) The tax impact of non-GAAP adjustments represents the tax benefit (expense) calculated using the applicable statutory tax rate that would have been incurred had these adjustments been excluded from net income (loss). Our estimated tax rate on non-GAAP adjustments may differ from our GAAP tax rate due to differences in the methodologies applied. (2) See the "Non-GAAP financial measures" section. Reconciliation of net income (loss) to adjusted net income and adjusted diluted earnings per share (Dollars in millions, shares in thousands, except per share amounts) 2023 2022 2023 2022 Net income (loss) 2$ (4)$ 4$ 92$ Amortization of intangible assets 3 5 13 21 Transaction and integration costs - 40 12 84 Restructuring and other costs 4 4 17 13 Income tax associated with the adjustments above 1 (2) (12) (10) (29) Adjusted net income 2 7$ 33$ 36$ 181$ Adjusted diluted earnings per share 2 0.06$ 0.28$ 0.30$ 1.56$ Weighted-average common shares outstanding Diluted weighted-average common shares outstanding 119,575 117,671 119,456 115,791 Years Ended December 31,Three Months Ended December 31,

18 (1) See the “Non-GAAP financial measures” section. (2) Includes the cash component of these line items. (3) Adjusted EBITDA for all periods presented is reconciled above. (4) Free cash flow conversion from adjusted EBITDA is calculated as free cash flow divided by adjusted EBITDA. (5) Adjusted free cash flow conversion from adjusted EBITDA is calculated as adjusted free cash flow divided by adjusted EBITDA. Financial reconciliations (cont.) Reconciliation of cash flows from operating activities to free cash flow and adjusted free cash flow Six Months Ended December 31, Six Months Ended June 30, (Dollars in millions) 2023 2022 2023 2023 Net cash provided by operating activities 89$ 310$ 23$ 66$ Payment for purchases of property and equipment (64) (57) (36) (28) Proceeds from sale of property and equipment - 1 - - Free cash flow 1 25$ 254$ (13)$ 38$ Transaction and integration costs 2 8 63 3 5 Restructuring and other costs 2 16 6 8 8 Adjusted free cash flow 1 49$ 323$ (2)$ 51$ Adjusted EBITDA 1, 3 132$ 306$ 57$ 75$ Free cash flow conversion from adjusted EBITDA 1, 4 18.9% 83.0% -22.8% 50.7% Adjusted free cash flow conversion from adjusted EBITDA 1, 5 37.1% 105.6% -3.5% 68.0% Year Ended December 31,

Financial reconciliations (cont.)

Calculation of gross margin and gross margin as a percentage of revenue

(Dollars in millions)	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Years Ended December 31, 2023	Years Ended December 31, 2022
Revenue				
Truck brokerage	$ 610	$ 664	$ 2,358	$ 2,929
Complementary services [1]	411	488	1,704	2,006
Eliminations	(43)	(32)	(135)	(139)
Revenue	$ 978	$ 1,120	$ 3,927	$ 4,796
Cost of transportation and services (exclusive of depreciation and amortization)				
Truck brokerage	$ 519	$ 545	$ 1,993	$ 2,389
Complementary services [1]	267	329	1,109	1,374
Eliminations	(43)	(32)	(135)	(139)
Cost of transportation and services (exclusive of depreciation and amortization)	$ 743	$ 842	$ 2,967	$ 3,624
Direct operating expense (exclusive of depreciation and amortization)				
Truck brokerage	$ -	$ 1	$ 1	$ 1
Complementary services [1]	56	58	234	225
Direct operating expense (exclusive of depreciation and amortization)	$ 56	$ 59	$ 235	$ 226
Direct depreciation and amortization expense				
Truck brokerage	$ 1	$ -	$ 1	$ -
Complementary services [1]	2	1	7	5
Direct depreciation and amortization expense	$ 3	$ 1	$ 8	$ 5
Gross margin				
Truck brokerage	$ 90	$ 118	$ 363	$ 539
Complementary services [1]	86	100	354	402
Gross margin	$ 176	$ 218	$ 717	$ 941
Gross margin as a percentage of revenue				
Truck brokerage	14.8%	17.8%	15.4%	18.4%
Complementary services [1]	20.9%	20.5%	20.8%	20.0%
Gross margin as a percentage of revenue	18.0%	19.5%	18.3%	19.6%

(1) Complementary services include freight forwarding, last mile and managed transportation services.

RXO

19

20 Financial reconciliations (cont.) (1) See the “Non-GAAP financial measures” section. (2) See reconciliation of net income (loss) to adjusted EBITDA. (3) Represents stock compensation expense included in Sales, general and administrative expense. December 31, (Dollars in millions) 2023 Reconciliation of Bank Adjusted EBITDA   Adjusted EBITDA 1, 2 for the year ended December 31, 2023 132$ Stock compensation expense 3 for the year ended December 31, 2023 14 Bank Adjusted EBITDA 146$ Calculation of Gross Leverage Total debt, principal balance 367$ Bank Adjusted EBITDA 146 Gross Leverage 1 2.5x Calculation of Net Leverage Net debt 1 362$ Bank Adjusted EBITDA 146 Net Leverage 1 2.5x Reconciliation of Bank Adjusted EBITDA; Calculation of Gross Leverage and Net Leverage